News Release
FOR IMMEDIATE RELEASE

TEREX ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 RESULTS
AND PROVIDES 2016 OUTLOOK

WESTPORT, CT, February 16, 2016 -- Terex Corporation (NYSE: TEX) today announced fourth quarter 2015 income from continuing operations was $14.6 million, or $0.13 per share, on net sales of $1.6 billion. In the fourth quarter of 2014, income from continuing operations was $79.9 million, or $0.71 per share, on net sales of $1.8 billion. Income from continuing operations as adjusted was $55.4 million, or $0.50 per share, in the fourth quarter of 2015 compared to $80.3 million, or $0.72 per share excluding the $0.49 per share tax benefit related to the ASV disposition and certain other items, in the fourth quarter of 2014. All per share amounts are on a fully diluted basis. (The Glossary at the end of this press release contains further details regarding these items.)

For the full year 2015, Terex reported income from continuing operations of $142.5 million, or $1.30 per share, on net sales of $6.5 billion, compared to income from continuing operations of $259.0 million, or $2.27 per share, on net sales of $7.3 billion for the full year 2014. Income from continuing operations as adjusted for the full year 2015 was $201.9 million, or $1.84 per share, compared to $268.5 million, or $2.35 per share, in 2014 which excluded a $0.49 per share tax benefit related to the ASV disposition and certain other items.

“The macro operating environment in the fourth quarter was challenging,” said John L. Garrison, Terex President and CEO. “Global economic volatility has made our customers more cautious overall, resulting in fourth quarter order activity that was below expectations in most business segments and product categories. On a positive note, free cash flow for the year came in at a strong $290 million, nearly double our 2015 net income. Cash flow generation will be a primary focus going forward.”

Mr. Garrison continued, “Looking ahead to 2016, we do not see market conditions improving. We anticipate lower fleet replacement from North American AWP rental customers. The oil and gas and commodity market decline will continue to impact demand across many of our products. We are developing and implementing plans to align our cost structure with these market realities. We expect 2016 earnings per share to be between $1.30 and $1.60, excluding restructuring and other unusual items, and net sales to be about 10% lower than 2015.”

All results are for continuing operations. All per share amounts are on a fully diluted basis. A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Certain financial measures are shown in italics the first time referenced and are described in the text or the Glossary at the end of this press release.

Conference Call

The Company has scheduled a one-hour conference call to review the financial results on Wednesday, February 17, 2016, at 8:30 a.m. ET. John L. Garrison, President and Chief Executive officer will lead the call. A simultaneous webcast of this call will be available on the Company’s website, www.terex.com. To listen to the call, select “Investor Relations” in the “About Terex” section on the home page and then click on the webcast microphone link. Participants are encouraged to access the call 10 minutes prior to the starting time. The call will also be archived on the Company’s website under “Audio Archives” in the “Investor Relations” section of the website.

Contact Information:

Tom Gelston
Vice President, Investor Relations
Phone: 203-222-5943
Email: thomas.gelston@terex.com

Forward-Looking Statements
This press release contains forward-looking information regarding future events or the Company’s future financial performance based on the current expectations of Terex Corporation. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. The Company has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include among others: Our business is cyclical and weak general economic conditions affect the sales of our products and financial results; the effect of the announcement and pendency of the merger with Konecranes Plc (“Konecranes”) on our customers, employees, suppliers, vendors, distributors, dealers, retailers, operating results and business generally, and the diversion of management’s time and attention; our ability to successfully integrate acquired businesses, including the pending merger with Konecranes; our need to comply with restrictive covenants contained in our debt agreements; our ability to generate sufficient cash flow to service our debt obligations and operate our business; our ability to access the capital markets to raise funds and provide liquidity; our business is sensitive to government spending; our business is highly competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors; our retention of key management personnel; the financial condition of suppliers and customers, and their continued access to capital; our providing financing and credit support for some of our customers; we may experience losses in excess of recorded reserves; the carrying value of our goodwill and other indefinite-lived intangible assets could become impaired; our ability to obtain parts and components from suppliers on a timely basis at competitive prices; our business is global and subject to changes in exchange rates between currencies, commodity price changes, regional economic conditions and trade restrictions; our operations are subject to a number of potential risks that arise from operating a multinational business, including compliance with changing regulatory environments, the Foreign Corrupt Practices Act and other similar laws, and political instability; a material disruption to one of our significant facilities; possible work stoppages and other labor matters; compliance with changing laws and regulations, particularly environmental and tax laws and regulations; litigation, product liability claims, intellectual property claims, class action lawsuits and other liabilities; our ability to comply with an injunction and related obligations imposed by the United States Securities and Exchange Commission (“SEC”); disruption or breach in our information technology systems; and other factors, risks and uncertainties that are more specifically set forth in our public filings with the SEC.

Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

Terex Corporation is a lifting and material handling solutions company reporting in five business segments: Aerial Work Platforms, Cranes, Material Handling & Port Solutions, Materials Processing and Construction. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

TEREX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(unaudited)
(in millions, except per share data)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014
Net sales	$1,577.7	$1,789.4	$6,543.1	$7,308.9
Cost of goods sold	(1,266.6)	(1,450.4)	(5,234.6)	(5,855.4)
Gross profit	311.1	339.0	1,308.5	1,453.5
Selling, general and administrative expenses	(225.6)	(268.6)	(918.6)	(1,030.4)
Goodwill and intangible asset impairment	(34.7)	—	(34.7)	—
Income (loss) from operations	50.8	70.4	355.2	423.1
Other income (expense)
Interest income	1.2	1.8	4.3	6.6
Interest expense	(24.7)	(28.2)	(104.6)	(119.1)
Loss on early extinguishment of debt	(0.1)	—	(0.1)	(2.6)
Amortization of debt issuance costs	(1.4)	(1.4)	(5.3)	(7.4)
Other income (expense) – net	(5.5)	(3.2)	(22.9)	(3.4)
Income (loss) from continuing operations before income taxes	20.3	39.4	226.6	297.2
(Provision for) benefit from income taxes	(5.6)	41.5	(81.0)	(37.7)
Income (loss) from continuing operations	14.7	80.9	145.6	259.5
Income (loss) from discontinued operations – net of tax	—	—	—	1.4
Gain (loss) on disposition of discontinued operations- net of tax	1.9	0.1	3.4	58.6
Net income (loss)	16.6	81.0	149.0	319.5
Net loss (income) attributable to noncontrolling interest	(0.1)	(1.0)	(3.1)	(0.5)
Net income (loss) attributable to Terex Corporation	$16.5	$80.0	$145.9	$319.0
Amounts attributable to Terex Corporation common stockholders:
Income (loss) from continuing operations	$14.6	$79.9	$142.5	$259.0
Income (loss) from discontinued operations – net of tax	—	—	—	1.4
Gain (loss) on disposition of discontinued operations – net of tax	1.9	0.1	3.4	58.6
Net income (loss) attributable to Terex Corporation	$16.5	$80.0	$145.9	$319.0
Basic Earnings (Loss) per Share Attributable to Terex Corporation Common Stockholders:
Income (loss) from continuing operations	$0.13	$0.74	$1.33	$2.36
Income (loss) from discontinued operations – net of tax	—	—	—	0.01
Gain (loss) on disposition of discontinued operations – net of tax	0.02	—	0.03	0.54
Net income (loss) attributable to Terex Corporation	$0.15	$0.74	$1.36	$2.91
Diluted Earnings (Loss) per Share Attributable to Terex Corporation Common Stockholders:
Income (loss) from continuing operations	$0.13	$0.71	$1.30	$2.27
Income (loss) from discontinued operations – net of tax	—	—	—	0.01
Gain (loss) on disposition of discontinued operations – net of tax	0.02	—	0.03	0.51
Net income (loss) attributable to Terex Corporation	$0.15	$0.71	$1.33	$2.79
Weighted average number of shares outstanding in per share calculation
Basic	108.5	107.8	107.4	109.7
Diluted	109.4	112.2	109.6	114.2

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions, except par value)

	December 31,	December 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$466.5	$478.2
Trade receivables (net of allowance of $29.6 and $30.5 at December 31, 2015 and 2014, respectively)	939.2	1,086.4
Inventories	1,445.7	1,460.9
Prepaid assets	225.4	248.0
Other current assets	67.4	82.7
Total current assets	3,144.2	3,356.2
Non-current assets
Property, plant and equipment – net	675.8	690.3
Goodwill	1,023.2	1,131.0
Intangible assets – net	249.5	325.4
Other assets	544.4	425.1
Total assets	$5,637.1	$5,928.0

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current portion of long-term debt	$80.2	$152.5
Trade accounts payable	737.7	736.1
Accrued compensation and benefits	188.2	204.0
Accrued warranties and product liability	68.3	74.2
Customer advances	142.7	197.4
Other current liabilities	241.5	278.9
Total current liabilities	1,458.6	1,643.1
Non-current liabilities
Long-term debt, less current portion	1,751.0	1,636.3
Retirement plans	375.7	432.5
Other non-current liabilities	139.8	177.0
Total liabilities	3,725.1	3,888.9
Commitments and contingencies
Stockholders’ equity
Common stock, $.01 par value – authorized 300.0 shares; issued 128.8 and 124.6 shares at December 31, 2015 and 2014, respectively	1.3	1.2
Additional paid-in capital	1,273.3	1,251.5
Retained earnings	2,104.6	1,984.9
Accumulated other comprehensive income (loss)	(649.6)	(429.8)
Less cost of shares of common stock in treasury – 21.1 and 19.2 shares at December 31, 2015 and 2014, respectively	(852.2)	(801.9)
Total Terex Corporation stockholders’ equity	1,877.4	2,005.9
Noncontrolling interest	34.6	33.2
Total stockholders’ equity	1,912.0	2,039.1
Total liabilities and stockholders’ equity	$5,637.1	$5,928.0

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in millions)

	Twelve Months
	Ended December 31,
	2015	2014
Operating Activities
Net income	$149.0	$319.5
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	128.2	155.7
Changes in operating assets and liabilities (net of effects of acquisitions and divestitures):
Trade receivables	74.1	(4.2)
Inventories	(90.6)	(27.1)
Trade accounts payable	41.7	85.8
Customer advances	(47.1)	(75.2)
Other, net	(42.4)	(43.8)
Net cash (used in) provided by operating activities	$212.9	$410.7
Investing Activities
Capital expenditures	(103.8)	(81.5)
Proceeds (payments) from disposition of discontinued operations	(0.2)	162.2
Other investing activities, net	(68.7)	14.3
Net cash (used in) provided by investing activities	(172.7)	95.0
Financing Activities
Net cash provided by (used in) financing activities	(14.4)	(396.7)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(37.5)	(38.9)
Net Decrease in Cash and Cash Equivalents	(11.7)	70.1
Cash and Cash Equivalents at Beginning of Period	478.2	408.1
Cash and Cash Equivalents at End of Period	$466.5	$478.2

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Fourth Quarter				Year-to-Date
	2015		2014		2015		2014
		% of		% of		% of		% of
		Net Sales		Net Sales		Net Sales		Net Sales
Consolidated
Net sales	$1,577.7		$1,789.4		$6,543.1		$7,308.9
Income from operations	$50.8	3.2%	$70.4	3.9%	$355.2	5.4%	$423.1	5.8%

AWP
Net sales	$455.3		$468.2		$2,213.4		$2,369.7
Income from operations	$42.7	9.4%	$38.7	8.3%	$269.3	12.2%	$302.8	12.8%

Cranes
Net sales	$437.3		$474.3		$1,699.7		$1,791.1
Income from operations	$18.9	4.3%	$34.6	7.3%	$57.5	3.4%	$85.9	4.8%

MHPS
Net sales	$390.0		$515.6		$1,445.8		$1,783.4
Loss from operations	$(15.9)	(4.1)%	$(31.2)	(6.1)%	$(8.6)	(0.6)%	$(17.2)	(1.0)%

MP
Net sales	$164.1		$164.4		$636.5		$653.1
Income from operations	$10.5	6.4%	$18.2	11.1%	$57.1	9.0%	$60.6	9.3%

Construction
Net sales	$155.9		$206.4		$673.6		$836.6
Income (loss) from operations	$(9.1)	(5.8)%	$0.6	0.3%	$(10.2)	(1.5)%	$1.2	0.1%

Corp & Eliminations
Net sales	$(24.9)		$(39.5)		$(125.9)		$(125.0)
Income (loss) from operations	$3.7	(14.9)%	$9.5	(24.1)%	$(9.9)	7.9%	$(10.2)	8.2%

GLOSSARY

In an effort to provide investors with additional information regarding the Company’s results, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Terex uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

The amounts described below are unaudited, are reported in millions of U.S. dollars (except per share data and percentages), and are as of or for the periods ended December 31, 2015 and 2014, unless otherwise indicated.

As changes in foreign currency exchange rates have a non-operating impact on the translation of our financial results, we believe excluding the effect of these changes assists in the assessment of our business results between periods. We calculate the translation effect of foreign currency exchange rate changes by translating the current period results at the rates that the comparable prior periods were translated to isolate the foreign exchange component of the fluctuation from the operational component.

After-tax gains or expense and per share amounts (Income from continuing operations as adjusted) are calculated using pre-tax amounts, applying a tax rate based on jurisdictional rates to arrive at an after-tax amount. This number is divided by the weighted average diluted shares to provide the impact on earnings per share. The Company assesses the impact of these items because when discussing earnings per share, the Company adjusts for items it believes are not reflective of operating activities in the periods.

Fourth Quarter 2015	Pre-Tax	Tax Rate	After-Tax	EPS*
Merger Related	$(5.9)	**	$(5.0)	$(0.04)
Restructuring and Related	(4.0)	**	(3.2)	(0.03)
Goodwill and Intangible Impairment	(34.7)	**	(32.6)	(0.30)
Total EPS Effect	$(44.6)		$(40.8)	$(0.37)

* Based on weighted average diluted shares of 109.4M
** Based on a jurisdictional blend

Fourth Quarter 2014	Pre-Tax	Tax Rate	After-Tax	EPS*
Restructuring and Related	$(31.5)	**	$(21.8)	$(0.19)
Portfolio Management	(19.1)	**	(19.7)	(0.18)
ASV Tax Benefit	—	N/A	55.8	0.49
Valuation Allowance & Related Tax Items	—	N/A	(14.7)	(0.13)
Total EPS Effect	$(50.6)		$(0.4)	$(0.01)

* Based on weighted average diluted shares of 112.2M
** Based on a jurisdictional blend

Full Year 2015	Pre-Tax	Tax Rate	After-Tax	EPS*
Merger Related	$(14.5)	**	$(12.9)	$(0.12)
Restructuring and Related	(16.4)	**	(12.3)	(0.11)
Product Campaign	(2.5)	**	(1.6)	(0.01)
Goodwill and Intangible Impairment	(34.7)	**	(32.6)	(0.30)
Total EPS Effect	$(68.1)		$(59.4)	$(0.54)

* Based on weighted average diluted shares of 109.6M
** Based on a jurisdictional blend

Full Year 2014	Pre-Tax	Tax Rate	After-Tax	EPS*
Debt – Early Extinguishment	$(2.6)	**	$(1.7)	$(0.01)
Restructuring and Related	(42.2)	**	(29.2)	(0.26)
Portfolio Management	(19.1)	**	(19.7)	(0.17)
ASV Tax Benefit	—	N/A	55.8	0.49
Valuation Allowance & Related Tax Items	—	N/A	(14.7)	(0.13)
Total EPS Effect	$(63.9)		$(9.5)	$(0.08)

* Based on weighted average diluted shares of 114.2M
** Based on a jurisdictional blend

Backlog is defined as firm orders that are expected to be filled within one year. The disclosure of backlog aids in the analysis of the Company’s customers’ demand for product, as well as the ability of the Company to meet that demand. The backlog of the various Terex businesses is not necessarily indicative of sales to be recognized in a specified future period.

	Dec 31,	Sep 30,	%	Dec 31,	%
	2015	2015	change	2014	change
Consolidated Backlog	$1,738.3	$1,482.2	17.2%	$2,001.0	(13.2)%
AWP	$567.5	$298.4	90.2%	$698.4	(18.7)%
Cranes	$431.9	$427.1	1.1%	$538.5	(19.8)%
MHPS	$538.7	$575.6	(6.4)%	$574.8	(6.3)%
MP	$54.3	$61.9	(12.3)%	$51.4	5.6%
Construction	$145.9	$119.2	22.4%	$137.9	5.8%

Debt is calculated using the Condensed Consolidated Balance Sheet amounts for Notes payable and current portion of long-term debt plus Long-term debt, less current portion. Net Debt is calculated as Debt less Cash and cash equivalents. These measures aid in the evaluation of the Company’s financial condition.

	December 31, 2015	December 31, 2014
Long term debt, less current portion	$1,751.0	$1,636.3
Notes payable and current portion of long-term debt	80.2	152.5
Debt	1,831.2	1,788.8
Less: Cash and cash equivalents	(466.5)	(478.2)
Net Debt	$1,364.7	$1,310.6

EBITDA is defined as earnings, before interest, taxes, depreciation and amortization. The Company calculates this by adding the amount of depreciation and amortization expenses that have been deducted from income from operations back into income from operations to arrive at EBITDA. Depreciation and amortization amounts reported in the Condensed Consolidated Statement of Cash Flows include amortization of debt issuance costs that are recorded in Other income (expense) - net and, therefore, are not included in EBITDA. Terex believes that disclosure of EBITDA will be helpful to those reviewing its performance, as EBITDA provides information on Terex’s ability to meet debt service, capital expenditure and working capital requirements, and is also an indicator of profitability.

	Three months		Twelve months
	ended December 31,		ended December 31,
	2015	2014	2015	2014
Income (loss) from operations	$50.8	$70.4	$355.2	$423.1
Depreciation	25.2	27.5	98.4	110.5
Amortization	7.3	10.1	29.8	44.9
Bank fee amortization not included in Income (loss) from operations	(1.4)	(1.4)	(5.3)	(7.4)
EBITDA	81.9	106.6	478.1	571.1
Operating profit adjustments	40.3	47.7	55.2	58.4
Adjusted EBITDA	$122.2	$154.3	$533.3	$629.5

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditure.

	Three months		Twelve months
	ended December 31,		ended December 31,
	2015	2014	2015	2014
Net cash provided by (used in) operating activities	$269.5	$294.1	$212.9	$410.7
Plus: Increase/(decrease) in TFS Assets	9.2	(44.50)	186.7	11.1
Less: Increase in cash for securitization settlement	(1.4)	—	(6.2)	—
Less: Capital expenditures	(30.4)	(22.9)	(103.8)	(81.5)
Free Cash Flow	$246.9	$226.7	$289.6	$340.3

Operating Margin is defined as the ratio of Income (Loss) from Operations to Net Sales.

Return on Invested Capital (“ROIC”) is determined by dividing the sum of Net Operating Profit After Tax (“NOPAT”) (as defined below) for each of the previous four quarters by the average of the sum of Total Terex Corporation stockholders’ equity plus Debt (as defined above) less Cash and cash equivalents for the previous five quarters. NOPAT, which is a non-GAAP measure, for each quarter is calculated by multiplying Income (loss) from operations by a figure equal to one minus the effective tax rate of the Company. The Company believes that returns on capital deployed in Terex Financial Services (“TFS”) do not represent its primary operations and, therefore, TFS finance receivable assets and results from operations have been excluded from the calculation below. The effective tax rate is equal to the (Provision for) benefit from income taxes divided by Income (loss) from continuing operations before income taxes for the respective quarter. The Company calculates ROIC using the last four quarters’ adjusted NOPAT as this represents the most recent 12-month period at any given point of determination. In order for the denominator of the ROIC ratio to properly match the operational period reflected in the numerator, the Company includes the average of five quarters’ ending balance sheet amounts so that the denominator includes the average of the opening through ending balances (on a quarterly basis) thereby providing, over the same time period as the numerator, four quarters of average invested capital.

Terex management and the Board of Directors use ROIC as one of the primary measures to assess operational performance and in connection with certain compensation programs. Terex utilizes ROIC as a metric because management believes that it measures how effectively the Company invests its capital and provides a better measure to compare the Company to peer companies to assist in assessing how it drives operational improvement. ROIC measures return on the amount of capital invested in the Company’s primary businesses, excluding TFS, as opposed to another metric such as return on Terex Corporation stockholders’ equity that only incorporates book equity, and is thus a more accurate and descriptive measure of the Company’s performance. Terex also believes that adding Debt less Cash and cash equivalents to Total Terex Corporation stockholders’ equity provides a better comparison across similar businesses regarding total capitalization, and that ROIC highlights the level of value creation as a percentage of capital invested.

See reconciliation of adjusted amounts below on table following ROIC table. Amounts are as of and for the three months ended for the periods referenced in the table below.

	Dec '15	Sep '15	Jun '15	Mar '15	Dec '14
Provision for (benefit from) income taxes	$5.6	$30.8	$33.0	$11.6
Divided by: Income (loss) before income taxes	20.3	76.9	119.3	10.1
Effective tax rate	27.6%	40.1%	27.7%	114.9%

Income (loss) from operations as adjusted	$53.1	$109.4	$147.2	$46.5
Multiplied by: 1 minus Effective tax rate	72.4%	59.9%	72.3%	(14.9)%
Adjusted net operating income (loss) after tax	$38.4	$65.5	$106.4	$(6.9)

Debt (as defined above)	$1,831.2	$1,897.6	$1,906.6	$1,872.9	$1,788.8
Less: Cash and cash equivalents	(466.5)	(301.1)	(332.7)	(351.3)	(478.2)
Debt less Cash and cash equivalents	$1,364.7	$1,596.5	$1,573.9	$1,521.6	$1,310.6

Total Terex Corporation stockholders’ equity as adjusted	$1,528.0	$1,549.7	$1,630.8	$1,543.3	$1,843.2

Debt less Cash and cash equivalents plus Total Terex Corporation stockholders’ equity as adjusted	$2,892.7	$3,146.2	$3,204.7	$3,064.9	$3,153.8

December 31, 2015 ROIC	6.6%
Adjusted net operating income (loss) after tax (last 4 quarters)	$203.4
Average Debt less Cash and cash equivalents plus Total Terex Corporation stockholders’ equity as adjusted (5 quarters)	$3,092.5
Reconciliation of income (loss) from operations:	Dec '15	Sep '15	Jun '15	Mar '15
Income (loss) from operations as reported	$50.8	$111.9	$148.3	$44.2
(Income) loss from operations for TFS	2.3	(2.5)	(1.1)	2.3
Income (loss) from operations as adjusted	$53.1	$109.4	$147.2	$46.5

Reconciliation of Terex Corporation stockholders’ equity:
Terex Corporation stockholders’ equity as reported	$1,877.4	$1,889.9	$1,915.0	$1,747.8	$2,005.9
TFS assets	(349.4)	(340.2)	(284.2)	(204.5)	(162.7)
Terex Corporation stockholders’ equity as adjusted	$1,528.0	$1,549.7	$1,630.8	$1,543.3	$1,843.2

Trailing Three Month Annualized Net Sales is calculated using the net sales for the quarter multiplied by four.

	Four months ended
	December 30,
	2015		2014
Fourth Quarter Net Sales		$1,577.7		$1,789.4
	x	4	x	4
Trailing Three Month Annualized Net Sales		$6,310.8		$7,157.6

Working Capital is calculated using the Consolidated Balance Sheet amounts for Trade receivables (net of allowance) plus Inventories less Trade accounts payable and Customer Advances. The Company views excessive working capital as an inefficient use of resources, and seeks to minimize the level of investment without adversely impacting the ongoing operations of the business. For the periods stated below, working capital was:

	December 31, 2015	December 31, 2014
Inventories	$1,445.7	$1,460.9
Trade Receivables	939.2	1,086.4
Less: Trade Accounts Payable	(737.7)	(736.1)
Less: Customer Advances	(142.7)	(197.4)
Total Working Capital	$1,504.5	$1,613.8

Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com